UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2025

RITHM PROPERTY TRUST INC.
(Exact name of registrant as specified in charter)

Maryland	001-36844	46-5211870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

799 Broadway
New York, NY 10003
(Address of principal executive offices)

Registrant’s telephone number, including area code:
212-850-7770

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RPT	New York Stock Exchange
9.875% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	RPT.PRC	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02.	Results of Operations and Financial Condition
On April 28, 2025, Rithm Property Trust Inc. (the “Company”) issued a press release regarding its financial results for the first quarter ended March 31, 2025 (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and is available on the Company’s website.
The information provided in Item 2.02 of this Report, including Exhibit 99.1, is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly set forth as being incorporated by reference into such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Board of Directors of Rithm Property Trust Inc. (the “Company”) approved the appointment of Nicola Santoro, Jr. as the Company’s Chief Financial Officer and Chief Accounting Officer, effective as of April 28, 2025. Mr. Santoro currently serves as the Chief Financial Officer, Chief Accounting Officer and Treasurer of Rithm Capital Corp. (“Rithm Capital”), which is an affiliate of RCM GA Manager LLC, the Manager (the “Manager”) of the Company.
Mr. Santoro has served as the Chief Financial Officer, Chief Accounting Officer and Treasurer of Rithm Capital since 2015. Prior to joining Rithm Capital, Mr. Santoro was employed by FXCM, Inc. from 2012 through September 2015, serving as its Chief Accounting Officer where he was responsible for directing financial reporting, accounting, tax and financial planning activities. From 2005 through 2012, Mr. Santoro was employed by the Financial Guaranty Insurance Company, serving as principal financial officer from 2008. Mr. Santoro is a certified public accountant.
The Company is externally managed by the Manager under the terms of the management agreement, pursuant to which the Manager provides the Company with all of the personnel required to manage its operations, including its executive officers. The Company’s executive officers are officers or personnel of the Manager or an affiliate of the Manager and do not receive any cash compensation from the Company for serving as executive officers of the Company. The Manager is not able to segregate and identify any portion of the compensation that Mr. Santoro will receive from Rithm Capital as relating solely to services performed for the Company.
There is no arrangement or understanding between Mr. Santoro and any other person pursuant to which he was appointed as an officer of the Company. There are also no family relationships between Mr. Santoro and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Effective upon Mr. Santoro’s appointment, Ms. Mary Doyle has resigned as the Company’s principal financial officer and principal accounting officer and her consulting agreement with the Manager has terminated.

Item 9.01.	Financial Statements and Exhibits

Exhibit	Description
99.1	Press Release dated April 28, 2025
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated April 28, 2025
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RITHM PROPERTY TRUST INC.

By:	/s/ Nicola Santoro, Jr.
Name:	Nicola Santoro, Jr.
Title:	Chief Financial Officer

Dated: April 28, 2025